Exhibit 99.1
Biodel Reports First Quarter Fiscal Year 2011 Financial Results
DANBURY, Conn., February 3, 2011 — Biodel Inc. (Nasdaq: BIOD) today reported financial results for the quarter ended December 31, 2010.
First Quarter Fiscal Year 2011 Financial Results
Biodel reported a net loss for the three months ended December 31, 2010 of $5.3 million, or $0.20 per share, compared to a net loss of $11.1 million, or $0.47 per share, for the same period in the prior year.
Research and development expenses were $5.5 million for the three months ended December 31, 2010, compared to $8.8 million for the same period in the prior year. The decrease in research and development expenses was primarily due to reductions in clinical and regulatory expenses following the submission of the new drug application (NDA) for Linjeta™ in December 2009 and the awards from the Internal Revenue Service totaling $1.2 million in research grants under the Internal Revenue Service’s therapeutic discovery tax credit program in October 2010. These awards were recorded as a credit against research and development efforts. The reductions in clinical and regulatory expenses and the research credit were partially offset by a $1.3 million charge related to severance benefit obligations incurred pursuant to the company’s employment agreement with Dr. Steiner, our former chief scientific officer, following his retirement in December 2010. General and administrative expenses totaled $2.6 million for the three months ended December 31, 2010, compared to $2.4 million for the same period in the prior year. The increase in general and administrative expenses was attributable to personnel expenses.
The company marks-to-market each reporting period the change in fair value of 2.4 million warrants which were issued as part of an August 2010 financing. For the three months ended December 31, 2010, Biodel reported $2.8 million in other income as a result of the revaluation.

Exhibit 99.1
Expenses for the three months ended December 31, 2010 and 2009 include $1.5 and $1.3 million, respectively, in stock-based compensation expense related to options granted to employees and non-employees.
Biodel did not recognize any revenue during the three months ended December 31, 2010 or 2009.
At December 31, 2010, Biodel had cash and cash equivalents of $22.3 million and 26.4 million shares outstanding.
Business Review
Biodel recently met with staff from the U.S. Food and Drug Administration (FDA) on January 28, 2011 to discuss the agency’s October 29, 2010 complete response letter regarding the NDA for Linjeta™ and to explore appropriate next steps for the ultra-rapid acting prandial insulin program. The End of Review Meeting addressed questions posed by Biodel in response to the FDA’s complete response letter. During the meeting the FDA considered questions posed by Biodel to help define paths forward regarding clinical trial design, injection site tolerability, toxicology and chemistry, manufacturing and controls.
Since the Linjeta™ NDA was submitted in December 2009, Biodel has developed and tested new formulations of Linjeta™ that maintain its favorable pharmacokinetic profile for speed of activity and stability and may improve injection site tolerability. Based upon encouraging early results from these studies, Biodel has decided to fund clinical development of several alternative formulations of Linjeta™ with the goal of determining the preferred formulation and advancing it into Phase 2 clinical testing in 2012.
The company has decided to focus most of its resources on the ultra-rapid acting prandial insulin program and to limit funding of its earlier-stage development programs, which include a glucose-sensing basal insulin formulation, a glargine formulation with improved basal characteristics, a stable liquid formulation of glucagon for convenient rescue therapy and pump use, and a sublingual insulin formulation known as VIAtab™.

Exhibit 99.1
In a related action, the company has reduced certain expenses and cut staff by 25 percent in order to maintain funding for the ultra-rapid acting prandial insulin program.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on February 3, 2011, beginning at 4:30 pm Eastern Standard Time, to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 1-877-303-8028 (United States) or 1-760-536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company’s website at www.biodel.com. An archived version of the audio webcast will be available at Biodel’s website.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles. For further information regarding Biodel, please visit the company’s website at www.biodel.com.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the complete response letter regarding the company’s new drug application for Linjeta™; the company’s response to the complete response letter; the importance of the complete response letter; and the company’s focus, goals, strategy, research and development programs, and ability to develop and commercialize product candidates. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future

Exhibit 99.1
clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to respond to the complete response letter regarding our new drug application for Linjeta™ in a timely manner and the possibility that information we provide in response to the letter may not be accepted by the FDA; our ability to secure FDA approval for Linjeta™ and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the possibility that patients taking Linjeta™ may experience more injection site discomfort than they experience with competing products; unexpected data that may result from our clinical trials and our research and development activities; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent annual report on Form 10-K for the year ended September 30, 2010. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 99.1
Biodel Inc.
(A Development Stage Company)
Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2010
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$22,922	$22,289
Restricted cash	150	150
Marketable securities, available for sale	6,001	—
Taxes receivable	116	116
Other receivables	11	1,235
Prepaid and other assets	365	971

Total current assets	29,565	24,761
Property and equipment, net	2,998	2,814
Intellectual property, net	53	51

Total assets	$32,616	$27,626

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,989	$2,822
Accrued expenses:
Clinical trial expenses	1,362	781
Payroll and related	357	566
Accounting and legal fees	300	172
Severance	—	692
Other	334	273
Income taxes payable	45	48

Total current liabilities	4,387	5,354

Common stock warrant liability	4,169	1,397
Other long term liabilities	—	638

Total liabilities	$8,556	$7,389

Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, none outstanding
Common stock, $.01 par value; 100,000,000 shares authorized; 26,399,764 and 26,433,982 issued and outstanding	264	264
Additional paid-in capital	188,550	190,035
Deficit accumulated during the development stage	(164,754)	(170,062)

Total stockholders’ equity	24,060	20,237

Total liabilities and stockholders’ equity	$32,616	$27,626

Exhibit 99.1
Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

			December 3,
			2003
	Three months ended		(inception) to
	December 31,		December 31,
	2009	2010	2010
Revenue	$—	$—	$—
Operating expenses:
Research and development	8,754	5,505	121,733
General and administrative	2,417	2,577	50,202

Total operating expenses	11,171	8,082	171,935

Other (income) and expense:
Interest and other income	(5)	(5)	(5,511)
Interest expense	—	—	78
Adjustments to fair value of common stock warrant liability	—	(2,772)	(1,518)
Loss on settlement of debt	—	—	627

Operating loss before tax provision (benefit)	(11,166)	(5,305)	(165,611)
Tax provision (benefit)	(18)	3	(609)

Net loss	(11,148)	(5,308)	(165,002)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)

Net loss applicable to common stockholders	$(11,148)	$(5,308)	$(170,062)

Net loss per share — basic and diluted	$(0.47)	$(0.20)

Weighted average shares outstanding — basic and diluted	23,848,855	26,419,105

BIOD-G
SOURCE: Biodel Inc.
The Trout Group LLC
Seth D. Lewis, +1-646-378-2952